                                                                    EXHIBIT 10.6


                              AMENDED AND RESTATED
                            CREDIT SUPPORT AGREEMENT



                           DATED AS OF AUGUST 13, 1999


                                      AMONG


                            EAST COAST POWER L.L.C.,

                                   ENRON CORP.

                                       AND

                          THE LENDERS SIGNATORY HERETO




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         THIS AMENDED AND RESTATED CREDIT SUPPORT AGREEMENT dated as of August
13, 1999 is among EAST COAST POWER L.L.C., a Delaware limited liability company (together with its successors and permitted assigns, "East Coast"), ENRON CORP., an Oregon corporation (together with its successors and permitted assigns, "Enron"), and each Lender that is or becomes a signatory hereto pursuant to
Section 9.06 (each a "Lender" and collectively, the "Lenders").

                                    RECITALS

         A. Enron and East Coast previously entered into a Credit and Subordination Agreement dated as of February 4, 1999 (the "Original Credit Agreement") pursuant to which, and upon the terms and conditions stated therein, Enron made a loan to East Coast evidenced by a promissory note in the aggregate principal amount of $250,000,000 (the "Subordinated Note").

         B. Enron assigned 100% of its interest in the Original Credit Agreement and the Subordinated Note to Ponderosa Assets L.P., a Delaware limited partnership and a majority indirectly owned subsidiary of Enron, pursuant to an Assignment and Acknowledgment dated and effective as of February 4, 1999, and thereafter Ponderosa Assets L.P., assigned 100% of its interest in the Original Credit Agreement to Sundance Assets, L.P., a Delaware limited partnership and a majority indirectly owned subsidiary of Enron, pursuant to an Assignment and Acknowledgment dated and effective as of February 4, 1999.

         C. On April 20, 1999, East Coast issued and delivered $850,000,000 of its Senior Secured Notes (the "Senior Notes") pursuant to the terms of an Indenture (as amended from time to time, the "Indenture") between East Coast and The Bank of New York, as Trustee (the "Trustee"), and in connection therewith, East Coast requested that Enron provide certain credit support including: (i) causing the issuance of four irrevocable letters of credit, specifically described on Exhibit A hereto (together with any extensions, renewals, modifications, or replacements thereof, the "Letters of Credit") and (ii) providing the Enron Undertaking (as defined herein).

         D. East Coast also requested that Enron make available to East Coast a credit facility to finance East Coast's obligations to reimburse Enron for any drawings on the Letters of Credit and payments under the Enron Undertaking, and Enron and East Coast entered into that certain Credit Support Agreement dated as of April 20, 1999 (the "Original Credit Support Agreement"); and

         F. East Coast Power Holding Company, L.L.C. and Mesquite Investors, L.L.C. ("Mesquite") have entered into that certain Purchase Agreement dated August 2, 1999 (the "Purchase Agreement"), whereby Mesquite agreed to purchase certain membership interests in East Coast pursuant to the terms and conditions thereof:

         G. Enron has requested, and it is a condition of the Purchase Agreement, that El Paso Energy Corp. share in the funding of any Loans made by Enron under this Agreement and receive a portion of fees or other amounts received by Enron thereunder by becoming a Lender hereunder;



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         H. In consideration of the foregoing and the mutual covenants and agreements herein contained, the parties hereto agree as follows:

                                    ARTICLE I

                       DEFINITIONS AND ACCOUNTING MATTERS

         Section 1.01 Terms Defined Above. As used this Agreement, the terms "East Coast", "El Paso", "Enron", "Indenture", "Lender", "Letters of Credit", "Mesquite", "Original Credit Agreement ", "Original Credit Support Agreement", "Senior Notes", "Subordinated Note", "Trustee", shall have the meanings indicated above.

         Section 1.02 Defined Terms. Unless otherwise defined herein, the terms used herein (including exhibits hereto) have the meanings specified in the Indenture. The following terms shall have the following meanings:

         "Advances" means Letter of Credit Advances and Undertaking Advances.

         "Affiliate" means, as to any Person, any other Person which, directly or indirectly, controls or is controlled by or under direct or indirect common control with such specified Person. For the purposes of this definition, "control," when used with respect to any Person, means the possession of the power to direct or cause the direction of management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms "controlling" and "controlled" have meanings correlative to the foregoing. Notwithstanding the foregoing, no individual shall be an Affiliate of any Person solely by reason of his or her being a director, manager, officer or employee of such Person.

         "Agreement" means this Amended and Restated Credit Support Agreement, as the same may from time to time be amended or supplemented.

         "Business Day" shall mean any day other than a day on which commercial banks are authorized or required to close in New York, New York or Houston, Texas.

         "Commitment" means the obligation of Lenders to make Loans to East Coast in an aggregate principal amount at any one time outstanding not to exceed the sum of (i) the Maximum Amount (as such term is defined In the Enron Undertaking) and (ii) the face amount of the Letters of Credit (each as of the date of this Agreement which Commitment may be increased or reduced in accordance with the terms of this Agreement. As of August 13, 1999, the Commitment is $86,257,689.

         "Default Rate" means, in respect of any amount payable by any party under this Agreement which is not paid when due (whether at stated maturity by acceleration or otherwise), a rate per annum equal to a Market-Based Rate, during the period commencing on the due date until such amount is paid in full or the default is otherwise cured or waived, but in any event not to exceed the Highest Lawful Rate.



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


         "Enron Undertaking" means an undertaking substantially in the form attached as Exhibit A to the Common Security Agreement, as amended, extended or otherwise modified in accordance with the terms thereof.

         "Final Maturity Date" means August 15, 2017.

         "Governmental Authority" shall mean (a) any governmental authority wherever located, including the federal government of the United States and any state, county, parish, municipal and political subdivisions which exercises jurisdiction over any party hereto and (b) any court, agency, department, commission, board, bureau or instrumentality of any of them which exercises jurisdiction over any party hereto.

         "Governmental Requirement" means, with respect to any Person, all applicable laws, rules, regulations and orders of, and all applicable restrictions imposed by, any Governmental Authority in respect of the conduct of the business of such Person and the ownership of the properties of such Person. Unless otherwise noted, references to Governmental Requirements shall mean Governmental Requirements applicable to East Coast or its Subsidiaries.

         "Highest Lawful Rate" means the maximum nonusurious interest rate, if any, that at any time or from time to time may be contracted for, taken, reserved, charged or received on the Notes under laws applicable to a Lender which are presently in effect or, to the extent allowed by law, under such applicable laws which may hereafter be in effect and which allow a higher maximum nonusurious interest rate than applicable laws now allow.

         "Indemnity Matters" means any and all actions, suits, proceedings (including any investigations, litigation or inquiries), claims, demands and causes of action made or threatened against a Person and, in connection therewith, all losses, liabilities, damages (including, without limitation, consequential damages or reasonable costs and expenses of any kind or nature whatsoever incurred by such Person whether or not caused by the sole or concurrent negligence of such Person seeking indemnification.

         "Insolvency Event" means the collective reference to the following events: (a) East Coast or any of its Subsidiaries shall generally not pay its debts as such debts become due, or shall admit in writing its inability to pay its debts generally or shall make a general assignment for the benefit of creditors, or (b) any proceeding shall be instituted by or against East Coast or such Subsidiary seeking (i) to adjudicate it as bankrupt or insolvent, or (ii) seeking liquidation, winding up, reorganization, arrangement, adjustment, protection, relief or composition of it or its debts under any law relating to bankruptcy, insolvency or reorganization or relief of debtors, or (iii) seeking the entry of an order for relief or the appointment of a receiver, trustee, or other similar official for it or for any substantial part of its property and, in the case of any such proceeding instituted against it (but not instituted by shall remain undismisssed or unstayed for a period of 60 days, or (c) East Coast or such Subsidiary shall take any action to authorize any of the events set forth above in this paragraph.

         "Lender Participation Amount" shall have the meaning set forth in
Section 8.01.


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         "Lender Participation Percentage" means, with respect to a particular
Lender, that portion of the Commitment that is provided by such Lender, expressed as a percentage of the Commitment, as set forth in the signature pages hereto and in Exhibit B hereto.

         "Letter of Credit Advances" means Loans by Lenders that are deemed to occur as a result of Enron's reimbursement of any Letter of Credit Provider for drawings made under the Letters of Credit.

         "Letter of Credit Fees" means the fees, expenses and other charges incurred by Enron in connection with the issuance and maintenance of the Letters of Credit.

         "Letter of Credit Providers" means the banks or other financial institutions providing the Letters of Credit.

         "LLC Agreement" means the Second Amended and Restated Limited Liability Company Agreement of East Coast dated as of August 13, 1999, as it may be amended and restated from time to time.

         "Loan" and "Loans" has the meaning assigned such term in Section 2.01.

         "Loan Assignor" has the meaning set forth in Section 9.06.

         "Loan Participant" has the meaning set forth in Section 9.06.

         "Majority Lenders" means it any time (a) prior to the Commitment expiring or being terminated in full, Lenders holding at least 52% of the Commitment in effect at such time, or (b) thereafter, Lenders holding at least 52% of unpaid principal amount of the Loans at such time.

         "Market-Based Rate" means a market-based rate per annum agreed to by East Coast and all of the Lenders from time to time.

         "Maximum Amount" has the meaning assigned in the Enron Undertaking.

         "Note" and "Notes" means the promissory note(s) provided for by Section 2.01(c), together with any and all renewals, extensions for any period, increases, rearrangements, substitutions or modifications thereof.

         "Other Taxes" shall have the meaning set forth in Section 4.03(b).

         "Person" shall mean any individual, corporation, limited liability company, company, voluntary association, partnership, joint venture, trust, unincorporated organization or government or any agency, instrumentality or political subdivision thereof, or any other form of entity.

         "Quarterly Payment Date" means the fifteenth day of each of February, May, August, and November, commencing on August 15, 1999.


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         "Regulatory Change" means any change after the date hereof in any
Governmental Requirement or the adoption or making after such date of any interpretations, directives or requests applying to a Lender of or under any Governmental Requirement (whether or not having the force of law) by any Governmental Authority charged with the interpretation or administration thereof.

         "Required Holders" means the Holders of not less than a majority in aggregate Outstanding principal amount of the Senior Indebtedness.

         "Senior Indebtedness" shall have the meaning assigned such term in
Section 6.01.

         "Taxes" shall have the meaning assigned such term in Section 4.02(a).

         "Undertaking Advance" means a loan by Lenders that is deemed to occur as a result of a payment to the Paying Agent by Enron pursuant to the Enron Undertaking.

         "Undertaking Termination Date" shall mean the Termination Date as defined in the Enron Undertaking.

All terms defined in this Article I or in other provisions of this Agreement in the singular to have the same meanings when used in the plural and vice versa

         Section 1.03 Accounting Terms and Determinations. Unless otherwise defined or specified herein, all accounting terms shall be construed herein, all accounting determinations hereunder shall be made and all financial records shall be maintained in accordance with GAAP applied on a consistent basis.

                                   ARTICLE II

                              CREDIT SUPPORT; LOANS

         Section 2.01 The Loan, Advances, and the Notes.

         (a) The Loan. Lenders agree, on and subject to the terms and conditions of this Agreement, to make on any Business Day prior to the earlier of (a) the Final Maturity Date or (b) the later of the Undertaking Termination Date or the cancellation of all Letters of Credit for the benefit of East Coast, a loan (the "Loan") to East Coast in an aggregate principal amount at any one time outstanding up to, but not exceeding, the Commitment in effect at such time; provided that no Lender shall be obligated to make (a) an Advance under the Loan in excess of the product of such Lender's Lender Participation Percentage and the relevant Advance and (b) Advances, in aggregate, in excess of the product of such Lender's Lender Participation Percentage and the Commitment. Advances under the Loan shall consist of Letter of Credit Advances and Undertaking Advances.


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         (b) Advances Under the Loan.

             (i) Letter of Credit Advances. Each drawing under a Letter of Credit shall be deemed to be a Letter of Credit Advance made as of the date of such drawing in an aggregate principal amount equal to such drawing.

             (ii) Undertaking Advances. Each payment by Enron to the Paying Agent pursuant to the Enron Undertaking shall be deemed to be an Undertaking Advance made as of the date of such payment in an aggregate principal amount equal to such payment.

         (c) Notes. The obligations of East Coast to Lenders under this Agreement shall be evidenced by the Notes, which shall be in an aggregate principal amount equal to the lesser of (i) the Commitment, and (ii) the aggregate unpaid principal amount of all Advances. Each Lender shall be entitled to a Note evidencing its Lender Participation Percentage of the Advances, and each Lender is authorized to record on a schedule annexed to and constituting a part of such Lender's Note, or on such Lender's books with respect to the Note, the date and amount of such Lender's Lender Participation Percentage of (i) each Advance, (ii) each payment of principal or interest, and (iii) each increase or reduction in the Commitment with respect to such Note, which record shall constitute prima facie evidence of the accuracy of the information endorsed.

         Section 2.02 Fees. In accordance with Section 4.01:

         (a) Undertaking Fee. East Coast shall pay to each Lender a fee on such Lender's Lender Participation Percentage of the average daily unused amount of the Maximum Amount of the Enron Undertaking from July 1, 1999 until the Undertaking Termination Date, at a rate per annum equal to a Market-Based Rate, payable quarterly in arrears on each Quarterly Payment Date and on Undertaking Termination Date.

         (b) Reimbursement of Letter of Credit Fees. East Coast shall reimburse Enron for the Letter of Credit Fees within ten (10) Business Days of receipt of an invoice from Enron.

         Section 2.03. Increase or Reduction of Commitment.

         (a) Subject to Section 2.03(b) and (c), Enron shall have the right to increase or reduce the Commitment by (i) subject to the terms thereof, canceling the Undertaking, in whole or in part (and the Commitment shall be reduced in the amount by which the Undertaking shall have been canceled), or (ii) issuing additional Letters of Credit for the benefit of East Coast, or subject to the terms thereof, canceling or failing to renew any or all of the Letters of Credit (and the Commitment shall be increased or reduced by the face amount of the Letters of Credit issued or canceled or not renewed, as the case may be).

         (b) Enron shall give each of East Coast and each Lender at least thirty days' notice of its intention to reduce the Commitment on or before the proposed effective date of such reduction. On the effective date of each change in the Commitment, each Lender shall record on the schedules attached to its respective Note (or any continuation thereof) such Lender's Lender Participation Percentage of the new Commitment as of such date, and the maximum principal amount of such


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Lender's Notes shall be deemed to be amended as of such date to reflect such)
such Lender's Lender Participation Percentage of the new Commitment. In the event that (i) Enron reduces the Commitment pursuant to Section 2.03(a) above,
(ii) East Coast is required to replace the credit support withdrawn, canceled or terminated by Enron pursuant thereto, and (iii) the cost to East Coast of providing such replacement credit support exceeds the cost of the credit support that is replaced, Enron shall reimburse East Coast for the amount of such excess cost.

         (c) Enron may not increase the Commitment (or issue additional letters of credit for the benefit of East Coast) without the prior written consent of each Lender.

                                   ARTICLE III

                       PAYMENTS OF PRINCIPAL AND INTEREST

         Section 3.01 Repayments of Loans. Subject to any restrictions set forth in the Indenture and Article VI, East Coast shall repay the outstanding principal and accrued and unpaid interest under the Loans on the earlier of (i) the date that is ninety days after demand by Majority Lenders for such payment, and (ii) on the Final Maturity Date.

         Section 3.02 Interest.

         (a) East Coast will pay to each Lender interest on the unpaid principal amount of such Lender's Lender Participation Percentage of the Advances, for the period commencing on the date of the first Advance to but excluding the date the Loan is paid in full, at a rate per annum equal to a Market-Based Rate. Accrued interest on the Advances shall be payable on each Quarterly Payment Date. Interest on the Loans shall be computed on the basis of a year of 365/366 days and actual days elapsed (including the first day but excluding the last day) occurring in the period for which payable.

         (b) Notwithstanding the foregoing and except to the extent non-payment is due to the provisions of Article VI, East Coast will pay to each Lender interest at the Default Rate on such Lender's Lender Participation Percentage of the unpaid principal amount of the Advances, and (to the fullest extent permitted by law) on any other amount payable by East Coast hereunder or under the Notes which shall not be paid in full when due (whether on demand at stated maturity, by acceleration or otherwise), for the period commencing on the due date thereof until the same is paid in full.

         Section 3.03. Prepayments.

         (a) Voluntary Prepayments. East Coast may (but only to the extent not prohibited by the provisions of Article VI) prepay the Loan in whole or in part, without premium or penalty but with interest accrued on that portion of principal that is prepaid.

         (b) Mandatory Prepayments. If at any time the aggregate principal amount of the Loans outstanding exceeds the Commitment, East Coast shall (but only to the extent not prohibited by the provisions of Article VI), within three Business Days of Majority Lenders' demand, repay the Loan


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in an amount equal to such excess, without premium or penalty but with interest accrued on that portion of principal that is prepaid.

                                   ARTICLE IV

                          PAYMENTS; COMPUTATIONS; ETC.

         Section 4.01 Payments. All payments of principal, interest, fees and other amounts to be made by East Coast under this Agreement and the Notes shall be made not later than 11:00 a.m. (New York time) on the earlier of (i) the date that is ninety days after demand by Majority Lenders for such payment, or (ii) the date on which such payments shall otherwise become due hereunder (each such payment made after such time on such due date to be deemed to have been made on the next succeeding Business Day). All payments hereunder shall be made to the Lenders in proportion to their respective Lender Participation Percentages. All payments shall be made in Dollars, in immediately available funds, to Lenders in accordance with instructions provided by Lenders from time to time to East Coast. Such payments shall be made without (to the fullest extent permitted by applicable law) defense, set-off or counterclaim. All payments hereunder shall be applied first to current interest, second, to past due interest, third to current principal, and fourth to past due principal, as applicable.

         Section 4.02 Taxes.

         (a) Payments Free and Clear. Any and all payments by East Coast hereunder shall be made in accordance with Section 4.01, free and clear of, and without deduction for, any and all present or future taxes, levies, imposts, deductions, charges or withholdings, and all liabilities with respect thereto, excluding taxes imposed on a Lender's income, and franchise or similar taxes imposed on a Lender, by (i) any jurisdiction (or political subdivision thereof) of which any Lender is a citizen or resident, (ii) the jurisdiction (or any, political subdivision thereof) in which any Lender is organized, or (iii) any jurisdiction (or political subdivision thereof) in which any Lender is presently doing business which taxes are imposed solely as a result of doing business in such jurisdiction (all such non-excluded taxes, levies, imposts, deductions, charges, withholdings and liabilities being hereinafter referred to as "Taxes"). If East Coast shall be required by law to deduct any Taxes from or in respect of any sum payable hereunder to a Lender (i) the sum payable shall be increased by the amount necessary so that after making all required deductions (including deductions applicable to additional sums payable Under this Section 4.02), such Lender shall receive an amount equal to the sum it would have received had no such deductions been made, (ii) East Coast shall make such deductions and (iii) East Coast shall pay the full amount deducted to the relevant taxing authority or other Governmental Authority in accordance with applicable law.

         (b) Other Taxes. In addition, to the fullest extent permitted by applicable law, East Coast agrees to pay any present or future stamp or documentary taxes or any other excise or property taxes, charges or similar levies that arise from any payment made hereunder or from the execution, delivery or registration of, or otherwise with respect to, this Agreement (hereinafter referred to as "Other Taxes").



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         (c) INDEMNIFICATION. TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW,
EAST COAST WILL INDEMNIFY EACH LENDER FOR THE FULL AMOUNT OF TAXES AND OTHER TAXES (INCLUDING, BUT NOT LIMITED TO, ANY TAXES OR OTHER TAXES IMPOSED BY ANY GOVERNMENTAL AUTHORITY ON AMOUNTS PAYABLE UNDER THIS SECTION 4.02) PAID BY SUCH LENDER, AND ANY LIABILITY (INCLUDING PENALTIES, INTEREST AND EXPENSES) ARISING THEREFROM OR WITH RESPECT THERETO, WHETHER OR NOT SUCH TAXES OR OTHER TAXES WERE CORRECTLY OR LEGALLY ASSERTED UNLESS THE PAYMENT OF SUCH TAXES WAS NOT CORRECTLY OR LEGALLY ASSERTED AND SUCH LENDER'S PAYMENT OF SUCH TAXES OR OTHER TAXES WAS THE RESULT OF ITS GROSS NEGLIGENCE OR WILLFUL MISCONDUCT. ANY PAYMENT PURSUANT
TO SUCH INDEMNIFICATION SHALL BE MADE WITHIN THIRTY (30) DAYS AFTER THE DATE A LENDER MAKES WRITTEN DEMAND THEREFOR. IF A LENDER RECEIVES A REFUND OR CREDIT IN RESPECT OF ANY TAXES OR OTHER TAXES FOR WHICH SUCH LENDER HAS RECEIVED PAYMENT FROM EAST COAST IT SHALL PROMPTLY NOTIFY EAST COAST OF SUCH REFUND OR CREDIT AND SHALL, IF NO DEFAULT HAS OCCURRED AND IS CONTINUING, WITHIN THIRTY (30) DAYS AFTER RECEIPT OF A REQUEST BY EAST COAST (OR PROMPTLY UPON RECEIPT, IF EAST
COAST HAS REQUESTED APPLICATION FOR SUCH REFUND OR CREDIT PURSUANT HERETO), PAY AN AMOUNT EQUAL TO SUCH REFUND OR CREDIT TO EAST COAST WITHOUT INTEREST (BUT
WITH ANY INTEREST SO REFUNDED OR CREDITED), PROVIDED THAT EAST COAST, UPON THE REQUEST OF SUCH LENDER, AGREES TO RETURN SUCH REFUND OR CREDIT (PLUS PENALTIES, INTEREST OR OTHER CHARGES) TO SUCH LENDER IN THE EVENT SUCH LENDER IS REQUIRED
TO REPAY SUCH REFUND OR CREDIT.

                                    ARTICLE V

                                    COVENANTS

         Section 5.01 Negative Covenants. East Coast may not make, declare or pay any distribution to any Member (as defined in the LLC Agreement) unless on and as of the date of any such proposed distribution or payment, both before and after giving effect thereto, no Event of Default has occurred and is continuing

         Section 5.02 Affirmative Covenants. Upon receipt of the notices required by Section 2.03, East Coast agrees that it will:

         (a) Debt Service Reserve Account. At the written request of Enron, either replace the Enron Undertaking with other Debt Service Credit Support or cause the Debt Service Reserve Account to be funded in cash in an amount specified by Enron, but in no event more that the Debt Service Reserve Requirement.

         (b) Replacement of Letters of Credit. At the written request of Enron, cause the Letters of Credit to be replaced with other letters of credit which qualify as Debt Service Credit Support.

         Section 5.03 Information. East Coast agrees to provide any Lender with any credit information regarding East Coast and its subsidiaries that such Lender reasonably may request. When delivery of such credit information can be handled more efficiently, such information may be made available for Lender's inspection at Enron's offices during normal business hours in accordance with
Section 8.06.


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                                   ARTICLE VI

                                  SUBORDINATION

         Section 6.01 Loans Subordinated to Senior Indebtedness. East Coast and Lenders agree that the payment of the indebtedness evidenced by the Notes issued hereunder and all other amounts to be paid hereunder (the "Subordinated Obligations") is subordinated, to the extent and in the manner provided in this Article, to the prior payment in full in cash or cash equivalents of all principal and interest (including post-petition interest) and other amounts due and payable under the Indenture and the Senior Notes (collectively, the "Senior Indebtedness"). This Article is intended for the benefit of all Persons who hold, or, in reliance on the provisions of this Article, become holders of, or continue to hold, Senior Indebtedness, and each such Person shall be entitled to enforce such provisions.

         Section 6.02 East Coast Not to Make Payments with Respect to Subordinated Obligations in Certain Circumstances.

         (a) Upon the maturity of all of the principal of the Senior Indebtedness by lapse of time, acceleration (unless rescinded or annulled) or otherwise all Senior Indebtedness shall first be paid in full in cash or cash equivalents, or Such payment shall be duly provided for the benefit of the holders of the Senior Indebtedness in cash in a manner satisfactory to all of the holders of such Senior Indebtedness, before any payment (in cash, property or securities or by set-off or otherwise (other than Replacement Subordinated Securities)) is made, directly or indirectly, by East Coast on account of the Subordinated Obligations and before East Coast is entitled to acquire, directly or indirectly, any portion of the Notes. For purposes of this Article VI, "Replacement Subordinated Securities" means any securities or notes that are received by Lenders in exchange for or in replacement of all or a portion of the Notes to the extent that such exchanged or replacement securities or notes are subordinated to the Senior Indebtedness to at least the same extent as the Subordinated Obligations are subordinated to the Senior Indebtedness pursuant to this Article VI.

         (b) Upon the occurrence of an "Event of Default" under the Indenture (an "Indenture Default") then, unless and until such Indenture Default shall have been waived or cured to the reasonable satisfaction of the Required Holders or shall have ceased to exist in the reasonable judgment of the Required Holders, (i) no payment (whether of principal, interest, fees, or other amounts) shall be made, directly or indirectly, by East Coast on account of the Subordinated Obligations and (ii) East Coast shall not acquire, directly or indirectly, the Notes. If, during the occurrence and continuance of an Event of Default hereunder due to an Insolvency Event with respect to East Coast, the holders of the Senior Indebtedness have been prohibited from accelerating the Senior Indebtedness, then such prohibition shall be deemed to constitute an Indenture Default for purposes of this Section 6.02(b).

         (c) In the event that, notwithstanding the provisions of this Section 6.02, East Coast shall make any payment to any Lender on account of the Subordinated Obligations or acquire any of the Notes or any Lender shall receive or retain any such payment at any time when such acquisition or payment is prohibited pursuant to clauses (a) through (b) of this Section 6.02, then such payment shall be held by such Lender in trust for the benefit of, and shall be paid forthwith over and delivered


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to, the holders of Senior Indebtedness (pro rate as to each of such holders on the basis of the respective amounts of Senior Indebtedness held by them) or their representative under the Indenture, as their respective interests may appear, for application to the payment of all Senior Indebtedness remaining unpaid to the extent necessary to pay in full all Senior Indebtedness in accordance with its terms, after giving effect to any concurrent payment or distribution to or for the holders of Senior Indebtedness.

         Section 6.03 Loan Subordinated to Prior Payment of All Senior Indebtedness on Dissolution, Liquidation or Reorganization for the Benefit of Creditors of East Coast. Notwithstanding anything to the contrary set forth in this Article VI, no Lender shall commence or join with any other creditor or creditors of East Coast in commencing any bankruptcy, reorganization or insolvency proceedings against East Coast. Upon any distribution of assets of East Coast in any dissolution, winding up, liquidation or reorganization for the benefit of creditors of East Coast (whether in bankruptcy, insolvency or receivership proceedings or upon an assignment for the benefit of creditors or otherwise):

         (a) the holders of all Senior Indebtedness shall first be entitled to receive payments in full of all amounts in respect of Senior Indebtedness (including without limitation interest accruing after the commencement of any such proceeding at the rate specified in the documentation governing the terms of the respective Senior Indebtedness) in cash or cash equivalents or in a manner satisfactory, to all of its holders before (i) Lenders are entitled to receive any payment (in cash, property or securities or by set-off or otherwise (other than Replacement Subordinated Securities)), directly or indirectly, from East Coast on account of the Subordinated Obligations and (ii) East Coast is entitled to acquire, directly or indirectly, any of the Notes:

         (b) any payment or distribution of assets of East Coast of any kind or character (whether in cash, property or securities or by set-off or otherwise (other than Replacement Subordinated Securities)), to which Lenders would be entitled except for the provisions of this Article, shall be paid by the liquidating trustee or agent or other person making such payment or distribution directly paid to the holders of the Senior Indebtedness or their representative under the Indenture (pro rata as to each such holder, on the basis of the respective amounts of unpaid Senior Indebtedness held by each), to the extent necessary to make payment in full of all amounts in respect of the Senior Indebtedness remaining unpaid, after giving effect to any concurrent payment or distribution to or for the benefit of the holders of such Senior Indebtedness, except that Lenders shall be entitled to receive Replacement Subordinated Securities; and

         (c) in the event that, notwithstanding the foregoing provisions of this
Section 6.03, any direct or indirect payment or distribution of assets of East Coast of any kind or character (whether in cash, property or securities or by set-off or otherwise (other than Replacement Subordinated Securities)) shall be received by any Lender on account of the Subordinated Obligations or in connection with the acquisition of any Notes by East Coast before all Senior Indebtedness is paid in full in cash or cash equivalents, such payment or distribution shall be received and held in trust for the benefit of, and shall be paid forthwith over and delivered to the holders of the Senior Indebtedness or their representative under the Indenture (pro rata as provided in subsection
(b) above), to the extent necessary to make payment in full all unpaid Senior Indebtedness, after giving effect to any concurrent payment or distribution to or for the benefit of the holders of such Senior Indebtedness, except that Lenders shall be entitled to receive Replacement Subordinated Securities.

         (d) East Coast shall give prompt written notice to each Lender of any dissolution, winding up, liquidation or reorganization of East Coast.

         Section 6.04 Lenders to be Subrogated to Rights of Holders of Senior Indebtedness. Subject to the payment in full, in cash or cash equivalents, of all Senior Indebtedness, Lenders shall be subrogated equally and ratably to the rights of the holders of the Senior Indebtedness to receive payments or distributions of assets of East Coast (whether in cash, property or securities or by set-off or otherwise (other than Replacement Subordinated Securities)), applicable to the Senior Indebtedness until all amounts owing on the Senior Indebtedness shall be paid in full, and for the purpose of such subrogation no payments or distributions to the holders of the Senior Indebtedness by or on behalf of East Coast or by or on behalf of Lenders by virtue of this Article which otherwise would have been made to Lenders shall, as between East Coast, its creditors other than holders of the Senior Indebtedness, and Lenders be deemed to be payment by East Coast to or on account of the Subordinated Obligations.

         Section 6.05 Subordinated Obligations of East Coast Unconditional.

         (a) The provisions of this Article are intended solely for the purpose of defining the relative rights of Lenders, on the one hand and the holders of the Senior Indebtedness, on the other hand, and nothing contained in this Article or elsewhere in this Agreement is intended to or shall impair as between East Coast, its creditors other than holders of Senior Indebtedness, and Lenders, the obligation of East Coast, which is absolute and unconditional, to pay to Lenders the principal of, interest or premium, if any, on the Loan as and when the same shall become due and payable in accordance with their terms, or is intended to or shall affect the relative rights of Lenders and creditors of East Coast other than the holders of the Senior Indebtedness, nor shall anything herein or therein prevent Lenders from exercising all remedies otherwise permitted by applicable law upon default under this Agreement subject to the rights, if any, under this Article VI, of the holders of Senior Indebtedness in respect of cash, property, or securities of East Coast received upon the exercise of such remedy. Upon any distribution of assets of East Coast referred to in this Article, Lenders shall be entitled to rely upon any order or decree made by any court of competent jurisdiction in which such dissolution, winding up, liquidation or reorganization proceedings are pending, or a certificate of the liquidating trustee or agent or other person making any distribution of Lenders for the purpose of ascertaining the Persons entitled to participate in such distribution, the holders of the Senior Indebtedness and other indebtedness of East Coast, the amount thereof or payable thereon, the amount or amounts paid or distributed thereon, and all other facts pertinent thereto or to this Article.

         (b) Nothing contained in this Article VI or elsewhere in this Agreement or in the Notes is intended to or shall affect the obligation of East Coast to make, or prevent East Coast from making, at any time except during the pendency of any liquidation, winding up, reorganization, arrangement, adjustment, protection, relief or composition of East Coast or its debts under any law relating to bankruptcy, insolvency or reorganization or relief of debtors, and except during the continuance of any Indenture Default specified in Section 6.02 (not cured or waived), payments at any time of the principal of or interest on the Notes.

         Section 6.06 Subordination Rights Not Impaired by Acts or Omissions of East Coast or Holders of Senior Indebtedness. The right or interest of any present or future holders of any Senior Indebtedness, and all agreements and obligations of Lenders under this Article, shall remain in full force and effect irrespective of: (a) any change in the time, manner or place of payment of, or in any other term in respect of, all or any of the Senior Indebtedness, or any amendment or waiver of any agreement or instrument related thereto; (b) any exchange or release of, or non-perfection of any lien on or security interest in, any collateral, or any release from, amendment or waiver of or consent to departure from any guaranty or other obligation, for all or any of the Senior Indebtedness; (c) any other circumstance which might otherwise constitute a defense available to or discharge of Lenders in respect of the provisions of this Article; or (d) any act or failure to act on the part of East Coast or by any act or failure to act, in good faith, by any holder of the Senior Indebtedness, or by any noncompliance by East Coast with the terms of the Agreement, regardless of any knowledge thereof which any holder of Senior Indebtedness may have or be otherwise charged with.

         Section 6.07 Article Not to Prevent Events of Default. The failure to make a payment on account of principal or interest by reason of any provision in this Article shall not be construed as preventing the occurrence of an Event of Default under this Agreement.

         Section 6.08. Other Provisions Subject Hereto. Except as expressly stated in this Article, notwithstanding anything contained in this Agreement to the contrary, all provisions of the Agreement are subject to the provisions of this Article. The provisions of the Article shall continue to be effective or shall be reinstated, as the case may be, if at any time any payment in respect of Senior Indebtedness is rescinded or must otherwise be returned on the insolvency, bankruptcy or reorganization of East Coast or otherwise, all as though such payment had not been made.

                                   ARTICLE VII

                           EVENTS OF DEFAULT; REMEDIES

         Section 7.01. Events of Default. One or more of the following events shall constitute an "Event of Default":

         (a) East Coast shall default in the payment or prepayment when due of
(i) any principal of the Notes or (ii) any interest on the Notes or any other amount payable by East Coast hereunder and such failure to pay interest or other amounts continues unremedied for a period of five (5) Business Days.

         (b) East Coast shall default in the performance of any other covenant on the part of East Coast to be performed hereunder, and such default continues unremedied for a period of thirty (30) days after receipt of written notice of such default;

         (c) East Coast or any of its Subsidiaries shall suffer an Insolvency Event;

         (d) a judgment or judgments for the payment of money in excess of $5,000,000 net of insurance coverage in the aggregate shall be rendered by a court against East Coast or any of its Subsidiaries and the same shall not be discharged (or provision shall not be made for such discharge, including the provision of adequate reserves therefor), or a stay of execution thereof shall not be procured, within thirty (30) days from the date of entry thereof and East Coast or such Subsidiary shall not, within said period of 30 days, or such longer period during which execution of the same shall have been stayed, appeal therefrom and cause the execution thereof to be stayed during such appeal; or

         (e) East Coast or any of its Subsidiaries shall:

             (i) fail to make any payment or payments of any Indebtedness of East Coast or such Subsidiary when due (whether by scheduled maturity, required prepayment, acceleration, demand or otherwise), and such failure shall continue after the applicable grace period. If any, specified in the agreement or instrument relating to such Indebtedness, or

             (ii) fail to perform or observe any term, covenant or condition on its part to be performed or observed under any agreement or instrument evidencing Indebtedness of East Coast or such Subsidiary (other than any failure to perform any term contemplated by sub-clause (i) hereof) and such failure shall continue after the applicable grace period, if any, specified in the agreement or instrument relating to such Indebtedness.

         if, in either case, the effect of such failure to perform or observe is to accelerate, or to permit the acceleration of, the maturity of any Indebtedness of East Coast or such Subsidiary (other than Indebtedness in respect of the Loan or this Agreement) in an aggregate principal amount in excess of $5,000,000.

         Section 7.02. Remedies.

         (a) So long as the Senior Indebtedness has not been paid in full:

             (i) Lenders shall not be entitled to accelerate the Loan except as provided in clause (ii) of this Section 7.02(a).

             (ii) If, in the event that, following the occurrence of an Event of Default under the Senior Loan Documents, the Required Holders (or any other agent or trustee acting on their behalf) declare the Senior Indebtedness to be due and payable, then the Loan, all interest thereon and all other amounts payable under this Agreement shall automatically be forthwith due and payable, without presentment, demand, protest or further notice of any kind, all of which are hereby expressly waived by East Coast; provided that all Senior Indebtedness then or thereafter due or declared to be due shall be paid in full in cash before Lenders are entitled to receive, directly or indirectly, in cash or other property or by set-off or in any other manner, including, without limitation, from or by way of collateral, any payment or distribution (including any payment which may be payable by reason of the payment of other Indebtedness of East Coast being subordinated to the payment of the Subordinated Obligations) from East Coast on account of the Subordinated Obligations. In addition to the preceding sentence, any rights of Lenders to obtain any payment of amounts due hereunder from East Coast after any acceleration of the Loan pursuant to the preceding sentence shall in all events be subject to the provisions of Article VI of this Agreement.

         (b) After the Senior Indebtedness has been paid in full:

             (i) In the case of an Event of Default other than one referred to in clause (c) of Section 7.01, Majority Lenders may, by notice to East Coast, declare the principal amount then outstanding of, and the accrued interest on, the Loan and all other amounts payable by East Coast hereunder and under the Notes to be forthwith due and payable, whereupon such amounts shall be immediately due and payable without presentment, demand, protest, notice of intent to accelerate, notice of acceleration or other formalities of any kind, all of which are hereby expressly waived by East Coast.

             (ii) In the case of the occurrence of an Event of Default referred to in clause (c) of Section 7.01, the principal amount then outstanding of, and the accrued interest on, the Loan and all other amounts payable by East Coast hereunder and under the Notes shall become automatically immediately due and payable without presentment, demand, protest, notice of intent to accelerate, notice of acceleration or other formalities of any kind, all of which are hereby expressly waived by East Coast.

         (c) All proceeds received after maturity of the Loan, whether by acceleration or otherwise, shall be applied first, to reimbursement of expenses and indemnities provided for in this Agreement; second, to accrued interest on the Loan; third, to principal outstanding on the Loan; and, to the extent of any excess, to East Coast or as otherwise required by any Governmental Requirement.

                                  ARTICLE VIII

                      AGREEMENTS BETWEEN ENRON AND LENDERS

         Section 8.01. Notice of Advances, Payment of Participation Amount. Enron shall promptly provide notice to each Lender of the date and amount of each Advance (which notice may be given prior to the date of such Advance). Within three Business Days of receipt of such notice, each Lender will pay to Enron an amount equal to such Lender's Lender Participation Percentage multiplied by the amount of such Advance (such amount being the "Lender Participation Amount").

         Section 8.02. Failure to Pay Participation Amount. Any portion of the Lender Participation Amount that is not paid to Enron when due shall bear interest at the Default Rate from and after the due date thereof until paid in full. To the extent that any Lender is in default of its obligations under
Section 8.01, upon notice of such default, East Coast shall withhold any and all amounts otherwise due such Lender under this Agreement and pay such amounts to Enron, to be applied to such Lender's obligations under Section 8.01 until such default has been cured.

         Section 8.03. Payments. All payments due to Enron under this Article 8 shall be made not later than 11:00 a.m. (New York time) on the date on which such payments shall become due (each such payment made after such time on such due date to be deemed to have been made on the next succeeding Business Day). All payments shall be in Dollars, in immediately available funds, in accordance with instructions provided to Lenders from to time. Except as provided in Section 8.02, such payments shall be made without (to the fullest extent permitted by applicable law) defense, set-off or counterclaim.

         Section 8.04. Sharing of Payments. If any Lender shall obtain payment of any amount or interest thereon on any Loan through the exercise of any right of set-off, banker's lien or counterclaim or similar right or otherwise (including any payment made by East Coast to such Lender), and, as a result of such payment, such Lender shall have received a greater percentage of the amount or interest thereon than such Lender is entitled to receive hereunder, it shall promptly (i) notify the other Lenders thereof and (ii) make such adjustments from time to time as shall be equitable, to the end that all of the Lenders shall share the benefit of such excess payment (net of any expenses which may be incurred by such party in obtaining or preserving such excess payment) pro rata in accordance with their respective Lender Participation Percentages.

         Section 8.05. Rights of Lenders. Except as expressly provided herein, nothing in this Agreement shall give to the Lenders (in their capacity as Lenders) any rights under the Letters of Credit or the Enron Undertaking.

         Section 8.06. Information and Documents Provided by Enron. Enron has provided to Lenders such documents and available credit information on East Coast as Lenders have requested. On a continuing basis prior to the Final Maturity Date, Enron will endeavor to provide to Lenders the credit information that East Coast furnishes to Enron. Alternatively, Enron may request East Coast to provide duplicate copies of such information directly to Lenders and to Enron and shall be entitled to assume that Lenders shall have received its copies absent notice from Lenders or East Coast to the contrary. When delivery of such credit information in Enron's opinion is either unduly burdensome or expensive in relation to routine credit administration practices for comparable credits or is voluminous or of questionable value to Lenders, Enron may (in lieu of delivery thereof) make such information available for Lender's inspection at Enron's offices during normal business hours.

         Section 8.07. Lenders' Independent Credit Evaluation. Each Lender agrees that it has received copies of the Letters of Credit and Enron Undertaking, has obtained such information (including financial data or other information acquired from East Coast) as it deems necessary, and has relied upon its independent review thereof in deciding to enter into this Agreement and will continue to obtain such information and make such review as it deems necessary in making all future decisions with respect to its rights and obligations hereunder. Accordingly, no Lender will be entitled to rely on Enron in making its decisions, including without limitation on any investigation or analysis performed by Enron or any other advisory communication from Enron concerning the financial condition of East Coast. Lenders will also not rely on Enron for the accuracy, completeness, or current status of any information or documents that Enron may have provided or may hereafter provide to Lenders pursuant to Section
8.06 above. Enron makes no warranties or representations and assumes no responsibility or liability as to the due execution, validity, genuineness, enforceability, collectibility, or value of the Loans or of the Letters of Credit, Enron Undertaking or this Agreement.

         Section 8.08. Administration and Enforcement. Enron will administer and manage the Loans in the ordinary course of business in accordance with its usual practices and, except as otherwise set forth herein, subject to the direction of the Majority Lenders. Except as expressly provided herein, Enron reserves the sole right to enforce the obligations relating to the Letters of Credit and the Enron Undertaking and Enron may use its sole discretion in exercising or refraining from exercising any right, taking or refraining from taking any available action, and modifying or waiving any term or provision of the Letters of Credit or the Enron Undertaking, Lenders shall have no right to approve any amendment to or waiver of the Letters of Credit or this Agreement except to the extent such amendment or waiver would (i) forgive any principal owing on the Loans or extend the final maturity of the Loans, (ii) reduce the interest rate (other than as a result of waiving the applicability of any post-default increases in interest rates) or fees applicable to the Loans or postpone the payment of any thereof, (iii) change the dates on which principal, interest, the Undertaking Fee or any other fees or expenses are to be paid to Lenders or (iv) change the amount of principal payable to Lenders on any date. For purposes of this Section, Lenders shall be deemed to have consented to any amendment or waiver upon the passage of eight (8) Business Days after written notice thereof is given to Lenders, unless Lenders shall have previously given to Enron written notice to the contrary. Notwithstanding anything to the contrary in this Agreement, Enron shall not be liable to Lenders for any action taken or omitted or for any mistake, error in judgment, or failure to perform Enron's duties hereunder or under the Letters of Credit, Enron Undertaking or this Agreement, except for Enron's gross negligence or willful misconduct and except for Enron's duty to account to Lenders for Lenders' share of the proceeds of collection as provided herein; provided that in no event shall Enron be liable for consequential, incidental, punitive, special or exemplary damages. Any action by Lenders required or contemplated hereunder may be taken or approved with the consent of the Majority Lenders.

         Section 8.09. Trust and Fiduciary Disclaimer. Neither this Agreement nor the administration of the Letters of Credit, Enron Undertaking, nor any of Enron's other rights, duties, or obligations hereunder or thereunder is intended to be or to create, and the foregoing shall not be construed to be or to create, any express, implied, or constructive trust or other fiduciary relationship between Lenders and Enron. Lenders agree and stipulate that Enron is not acting as a trustee or fiduciary for Lenders.

         Section 8.10. Obligations Absolute. The obligations of Lenders under this Agreement shall be absolute, unconditional and irrevocable and shall be paid or performed strictly in accordance with the terms of this Agreement under all circumstances whatsoever, including, without limitation, but only to the fullest extent permitted by applicable law, the following circumstances: (i) any lack of validity or enforceability of this Agreement, the Letters of Credit or the Enron Undertaking; (ii) any amendment or waiver of, or any consent to departure from this Agreement (except to the extent permitted by any amendment or waiver); (iii) the existence of any claim, set-off, defense or other rights which Lenders may have at any time against East Coast or Enron, whether in connection with this Agreement or the transactions contemplated hereby or by any unrelated transaction; and (iv) any other circumstance or happening whatsoever, whether or not similar to any of the foregoing.

         Section 8.11. Reduction of Obligations. Any Lender shall have the right to reduce such Lender's Lender Participation Percentage upon thirty (30) days prior written notice to Enron. In the event a Lender reduces its Lender Participation Percentage, and the cost to Enron or East Coast, as the case may be, of providing replacement credit support (which the parties agree need not be provided by Enron) exceeds the cost of the credit support that is replaced, such Lender shall reimburse East Coast or Enron, as the case may be, for the amount of such excess cost.

                                   ARTICLE IX

                                  MISCELLANEOUS

         Section 9.01 Waiver. No failure on the part of any party to exercise, no delay in exercising and no course of dealing with respect to, any right, power or privilege under this Agreement or the Notes shall operate as a waiver thereof, nor shall any single or partial exercise of any right, power or privilege under this Agreement or the Notes preclude any other or further exercise thereof. The remedies provided herein are cumulative and not exclusive of any remedies provided by law.

         Section 9.02. Notices. All notices and other communications provided for herein (including, without limitation, any modifications of, or waivers or consents under this Agreement) shall be in writing and given or made by telex, telecopy, courier or U.S. Mail and telexed, telecopied, mailed or delivered to the intended recipient at the "Address for Notices" specified below its name on the signature pages hereof or, as to any party, at such other address as shall be designated by such party in a notice to each other party. Except as otherwise provided in this Agreement, all such communications shall be deemed to have been duly given when transmitted, if transmitted before 1:00 p.m. local time on a Business Day (otherwise on the next succeeding Business Day) by telex or telecopier and evidence or confirmation of receipt is obtained, when personally delivered or, in the case of a mailed notice, when deposited in the mails, postage prepaid, in each case given or addressed as aforesaid.

         Section 9.03 Payment of Expenses, Indemnities, Etc. East Coast agrees:

         (a) To pay all reasonable expenses of Enron hereunder in the administration of, preservation of rights under, enforcement of, and refinancing, renegotiation or restructuring of, this Agreement and any amendment, waiver or consent relating thereto (including, without limitation, travel, photocopy, mailing, courier, telephone and other similar expenses of Enron, the cost of environmental audits, surveys and appraisals at reasonable intervals, the reasonable fees and disbursements of counsel and other outside consultants for Enron and, in the case of enforcement, the reasonable fees and disbursements of counsel for Enron), and to reimburse promptly Enron for all amounts expended, advanced or incurred by Enron to satisfy any obligation of East Coast under this Agreement;

         (b) TO INDEMNIFY ENRON, LENDERS AND THEIR RESPECTIVE AFFILIATES AND PARTICIPANTS (OTHER THAN EAST COAST AND ITS SUBSIDIARIES) AND EACH OF THEIR RESPECTIVE OFFICERS, DIRECTORS, EMPLOYEES, REPRESENTATIVES, AGENTS, ATTORNEYS, ACCOUNTANTS AND EXPERTS ("INDEMNIFIED PARTIES") FROM, HOLD EACH OF THEM HARMLESS AGAINST AND PROMPTLY UPON DEMAND PAY OR REIMBURSE EACH OF THEM FOR, THE INDEMNITY MATTERS WHICH MAY BE INCURRED BY OR ASSERTED AGAINST OR INVOLVE ANY OF THEM (WHETHER OR NOT ANY OF THEM IS DESIGNATED A PARTY THERETO) AS A RESULT OF, ARISING

OUT OF OR IN ANY WAY RELATED TO (I) ANY ACTUAL OR PROPOSED USE BY EAST COAST OR ANY OF ITS SUBSIDIARIES OF THE PROCEEDS OF THE LOAN, OTHER THAN INDEMNITY MATTERS SOUGHT AGAINST THE INDEMNIFIED PARTIES BY ANY THIRD PARTY FOR USURPATION OF A CORPORATE OPPORTUNITY OF SUCH THIRD PARTY, (II) THE EXECUTION, DELIVERY AND PERFORMANCE OF THIS AGREEMENT, (III) THE OPERATIONS OF THE BUSINESS OF EAST COAST OR ANY OF ITS SUBSIDIARIES, (IV) THE FAILURE OF EAST COAST OR ANY OF ITS SUBSIDIARIES TO COMPLY WITH THE TERMS OF THIS AGREEMENT, OR WITH ANY GOVERNMENTAL REQUIREMENT, OR (V) ANY OTHER ASPECT OF THIS AGREEMENT, INCLUDING WITHOUT LIMITATION, THE REASONABLE FEES AND DISBURSEMENTS OF COUNSEL AND ALL OTHER EXPENSES INCURRED IN CONNECTION WITH INVESTIGATING, DEFENDING OR PREPARING TO DEFEND ANY SUCH ACTION, SUIT, PROCEEDING (INCLUDING ANY INVESTIGATIONS, LITIGATION OR INQUIRIES) OR CLAIM AND INCLUDING ALL INDEMNITY MATTERS ARISING BY REASON OF THE ORDINARY NEGLIGENCE OF ANY INDEMNIFIED PARTY, BUT EXCLUDING ALL INDEMNITY MATTERS ARISING SOLELY BY REASON OF CLAIMS OF ENRON'S OR ANY LENDERS' SHAREHOLDERS AGAINST ENRON OR SUCH LENDER OR BY REASON OF THE GROSS NEGLIGENCE OR WILLFUL MISCONDUCT ON THE PART OF THE INDEMNIFIED PARTY;

         (c) In the case of any indemnification hereunder, Lenders shall give notice to East Coast of any such claim or demand being made against the Indemnified Party, and East Coast shall have the non-exclusive right to join in the defense against any such claim or demand provided that if East Coast provides a defense, the Indemnified Party shall bear its own cost of defense unless there is a conflict between East Coast and such Indemnified Party.

         (d) THE FOREGOING INDEMNITIES SHALL EXTEND TO THE INDEMNIFIED PARTIES NOTWITHSTANDING THE SOLE OR CONCURRENT NEGLIGENCE OF EVERY KIND OR CHARACTER WHATSOEVER, WHETHER ACTIVE OR PASSIVE, WHETHER AN AFFIRMATIVE ACT OR AN OMISSION, INCLUDING WITHOUT LIMITATION, ALL TYPES OF NEGLIGENT CONDUCT IDENTIFIED IN THE RESTATEMENT (SECOND) OF TORTS OF ONE OR MORE OF THE INDEMNIFIED PARTIES OR BY REASON OF STRICT LIABILITY IMPOSED WITHOUT FAULT ON ANY ONE OR MORE OF THE INDEMNIFIED PARTIES. TO THE EXTENT THAT AN INDEMNIFIED PARTY IS FOUND TO HAVE COMMITTED AN ACT OF GROSS NEGLIGENCE OR WILLFUL MISCONDUCT, THIS CONTRACTUAL OBLIGATION OF INDEMNIFICATION SHALL CONTINUE BUT SHALL ONLY EXTEND TO THE PORTION OF THE CLAIM THAT IS DEEMED TO HAVE OCCURRED BY REASON OF EVENTS OTHER THAN THE GROSS NEGLIGENCE OR WILLFUL MISCONDUCT OF THE INDEMNIFIED PARTY.

         (e) East Coast's obligations under this Section 9.03 shall survive any termination of this Agreement and the payment of the Loan and shall continue thereafter in full force and effect.

         Section 9.04 Amendments, Etc. No amendment, waiver, modification or supplement of any provision of this Agreement, nor consent to any departure by East Coast therefrom, shall in any event be effective unless the same shall be in writing and signed by East Coast, Enron and Lenders.

         Section 9.05 Successors and Assignees. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns, and, with respect to the provisions of this
Article IX, any holder at any time of the Senior Indebtedness.

         Section 9.06 Assignments and Participations.

         (a) East Coast may not assign its rights or obligations hereunder or under the Loan without the prior consent of each Lender.

         (b) No Lender may transfer, assign, or convey its rights or obligations under this Agreement except in accordance with the terms of this Section 9.06(b). Any Lender (a "Loan Assignor") may assign all or a portion of its rights and obligations under this Agreement to any party acquiring Assignor's (or its Affiliates') membership interest in East Coast pursuant to and in compliance with Article III of the LLC Agreement; provided (i) that the assignee has the financial capability to provide the credit support required by this Agreement; and (ii) that the assignee shall expressly acknowledge to each of the Assignor, East Coast, and the other parties hereto, in a written assignment and assumption agreement, the assignee's agreement to assume and be bound by the terms of this Agreement. All, assignment will become effective upon the execution and delivery of the assignment and assumption agreement to East Coast and the other parties hereto. Upon receipt of such executed assignment, East Coast will, at its expense, execute and deliver new Notes to the Assignor and/or assignee, as appropriate, in accordance with their respective interests as they appear. Upon the effectiveness of any assignment pursuant to this Section 9.06(b), the assignee will assume the obligations of the Assignor for all purposes of this Agreement. The Assignor shall be relieved of its obligations hereunder to the extent of such assignment (except that its rights under Sections 9.03 and 9.16 shall not be affected); provided, however, that the Assignor shall not be relieved of its obligations with respect to any payments received and retained by Assignor in contravention of the provisions contained in Article VI hereof.

         (c) Any Lender may transfer, grant or assign participations in all or any part of its interests hereunder pursuant to this Section 9.06(c) to any Person, provided that: (i) the party assigning such participation shall remain obligated for all purposes of this Agreement, and the transferee of such participation (the "Loan Participant") shall not be a party hereto and (ii) no Loan Participant shall have rights to approve any amendment to or waiver of any provision of this Agreement or the Notes, except to the extent such amendment or waiver would (x) extend the Final Maturity Date or (y) reduce the interest rate (other than as a result of waiving the applicability of any post-default increases in interest rates) or any fees in which such Loan Participant is participating, or postpone the payment of any thereof. In the case of any such participation, Loan Participant shall not have any rights under this Agreement (Loan Participant's rights against the party granting the participation in respect of such participation to be those set forth in the agreement creating such participation), and all amounts payable by East Coast hereunder shall be determined as if the party granting the participation had not sold such participation, provided that such Loan Participant shall be entitled to receive additional amounts under Section 9.15 on the same basis as if it were the party granting the participation and be indemnified under Section 9.03 as if it were the party granting the participation.

         (d) Lenders may furnish any information concerning East Coast in its possession from time to time to assignees and participant (including prospective assignees and participant).

         Section 9.07 Invalidity. In the event that any one or more of the provisions contained in the Agreement or the Notes shall, for any reason, be held invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provision of such documents.

         Section 9.08 Counterparts. This Agreement may be executed in any number of counterparts, all of which taken together shall constitute one and the same instrument and any of the parties hereto may execute this Agreement by signing any such counterpart.

         Section 9.10 References. The words "herein," "hereof," "hereunder" and other words of similar import when used in this Agreement refer to this Agreement as a whole, and not to any particular article, section or subsection. Any reference herein to a Section shall be deemed to refer to the applicable Section of this Agreement unless otherwise stated herein. Any reference herein to an exhibit or schedule shall be deemed to refer to the applicable exhibit or schedule attached hereto unless otherwise stated herein.

         Section 9.11 Survival. The obligations of the parties under Section
9.03 shall survive the repayment of the Loan. To the extent that any payments of the Loan or proceeds of any collateral are subsequently invalidated, declared to be fraudulent or preferential, set aside or required to be repaid to a trustee, debtor in possession, receiver or other Person under any bankruptcy law, common law or equitable cause, then to such extent, the Loan so satisfied shall be revived and continue as if such payment or proceeds had not been received and Lender's liens, security interests, rights, powers and remedies under this Agreement shall continue in full force and effect.

         Section 9.12 Caption. Captions and section headings appearing herein are included solely for convenience of reference and are not intended to affect the interpretation of any provision of this Agreement.

         Section 9.13 NO ORAL AGREEMENTS. THIS AGREEMENT AND THE NOTES EMBODY THE ENTIRE AGREEMENT AND UNDERSTANDING BETWEEN THE PARTIES AND SUPERSEDE ALL OTHER AGREEMENTS AND UNDERSTANDINGS BETWEEN SUCH PARTIES RELATING TO THE SUBJECT MATTER HEREOF AND THEREOF. THIS AGREEMENT AND THE NOTES REPRESENT THE FINAL AGREEMENT BETWEEN THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES. THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE PARTIES RELATING TO THE SUBJECT MATTER OF THIS AGREEMENT AND NOTES.

         Section 9.14 GOVERNING LAW; WAIVERS.

         (a) THIS AGREEMENT AND THE NOTES SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

         (b) EACH OF EAST COAST AND LENDERS HEREBY (I) IRREVOCABLY WAIVES, TO THE MAXIMUM EXTENT NOT PROHIBITED BY LAW, ANY RIGHT IT MAY HAVE TO CLAIM OR RECOVER IN ANY LITIGATION AND SPECIAL, EXEMPLARY, PUNITIVE OR CONSEQUENTIAL DAMAGES, OR DAMAGES OTHER THAN, OR IN ADDITION TO, ACTUAL DAMAGES; (II) CERTIFY THAT NO PARTY HERETO NOR ANY REPRESENTATIVE OR AGENT OR COUNSEL FOR ANY PARTY HERETO HAS REPRESENTED, EXPRESSLY OR OTHERWISE, OR IMPLIED THAT SUCH PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVERS, AND
(III) ACKNOWLEDGE THAT IT HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT AND THE TRANSACTIONS CONTEMPLATED HEREBY AND THEREBY BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS CONTAINED IN THIS SECTION 9.14.

         Section 9.15 Interest. It is the intention of the parties hereto that each Lender shall conform strictly to usury laws applicable to it. Accordingly, if the transactions contemplated hereby would be usurious as to any Lender under laws applicable to it (including the laws of the United States of America or any other jurisdiction whose laws may be mandatorily applicable to Lenders notwithstanding the other provisions of this Agreement), then, in that event, notwithstanding anything to the contrary in this Agreement or the Notes or any agreement entered into in connection with or as security for the Loan, it is agreed as follows: (i) the aggregate of all consideration which constitutes interest under law applicable to such Lender that is contracted for, taken, reserved, charged or received by such Lender in connection with the Loan shall under no circumstances exceed the maximum amount allowed by such applicable law, and any excess shall be canceled automatically and if theretofore paid shall be credited by such Lender on the principal amount of the Loan (or, to the extent that the principal amount of the Loan shall have been or would thereby be paid in full, refunded by Lenders to East Coast), and (ii) in the event that the maturity of the Loan is accelerated by reason of an election of the Majority Lenders resulting from any Event of Default under this Agreement or otherwise, or in the event of any required or permitted prepayment, then such consideration that constitutes interest under law applicable to such Lender may never include more than the maximum amount allowed by such applicable law, and excess interest, if any, provided for in this Agreement or otherwise shall be canceled automatically by such Lender as of the date of such acceleration or prepayment and, if theretofore paid, shall be credited by such Lender on the principal amount of the Indebtedness (or, to the extent that the principal amount of the Loan shall have been or would thereby be paid in full, refunded by such Lender to East Coast). All sums paid or agreed to be paid to Lenders for the use, forbearance or detention of sums due hereunder shall, to the extent permitted by law applicable to Lenders, be amortized, prorated, allocated and spread throughout the full term of the Loan until payment in full so that the rate or amount of interest on account of the Loan does not exceed the maximum amount allowed by such applicable law. If at any time and from time to time (i) the amount of interest payable to any Lender on any date shall be computed at the Highest Lawful Rate applicable to such Lender pursuant to this Section 9.15 and
(ii) in respect of any subsequent interest computation period the amount of interest otherwise payable to such Lender would be less than the amount of interest payable to such Lender computed at the Highest Lawful Rate applicable to such Lender, then the amount of interest payable to such Lender in respect of such subsequent interest computation period shall continue to be computed at the Highest Lawful Rate applicable to such Lender until the total amount of interest payable to such Lender shall equal the total amount of interest which would have been payable to such Lender if the total amount of interest had been computed without giving effect to this Section 9.15.

         Section 9.16 EXCULPATION PROVISIONS. EACH OF THE PARTIES HERETO SPECIFICALLY AGREES THAT IT HAS A DUTY TO READ THIS AGREEMENT AND AGREES THAT IT IS CHARGED WITH NOTICE AND KNOWLEDGE OF THE TERMS OF THIS AGREEMENT; THAT IT HAS IN FACT READ THIS AGREEMENT AND IS FULLY INFORMED AND HAS FULL NOTICE AND KNOWLEDGE OF THE TERMS, CONDITIONS AND EFFECTS OF THIS AGREEMENT; AND THAT IT RECOGNIZES THAT CERTAIN OF THE TERMS OF THIS AGREEMENT RESULT IN ONE PARTY ASSUMING THE LIABILITY INHERENT IN SOME ASPECTS OF THE TRANSACTION AND RELIEVING THE OTHER PARTY OF ITS RESPONSIBILITY FOR SUCH LIABILITY. EACH PARTY HERETO AGREES AND COVENANTS THAT IT WILL NOT CONTEST THE VALIDITY OR ENFORCEABILITY OF ANY EXCULPATORY PROVISION OF THIS AGREEMENT ON THE BASIS THAT THE PARTY HAD NO NOTICE OR KNOWLEDGE OF SUCH PROVISION OR THAT THE PROVISION IS NOT CONSPICUOUS.

         Section 9.17 Capital Adequacy.

         (a) Capital Adequacy. East Coast shall pay directly to any Lender from time to time on request such amounts as such Lender may reasonably determine to be necessary to compensate it or its parent or holding company for any costs ("Additional Costs") which it determines are attributable to the maintenance by it or its parent or holding company pursuant to any Governmental Requirement following any Regulatory Change, of capital in respect of the Loan (such compensation to include, without limitation, an amount equal to any reduction of the rate of return on assets or equity of such Lender or its parent or holding company to a level below that which such Lender or its parent or holding company could have achieved but for such Governmental Requirement). Lenders will notify East Coast that Lenders are entitled to compensation pursuant to this Section 9.17(a) as promptly as practicable after they determine to request such compensation.

         (b) Compensation Procedure. If any Lender notifies East Coast of the incurrence of Additional Costs under this Section 9.17, such notice to East Coast shall set forth the basis and amount of its request for compensation. Determinations and allocations by Lenders for purposes of this Section 9.17 of the effect of capital maintained pursuant to Section 9.17(a), on its costs or rate of return of maintaining the Loan, or on amounts receivable by them in respect of the Loan, and of the amounts required to compensate Lenders under this Section 9.17, shall be conclusive and binding for all purposes, provided that such determinations and allocations are made on a reasonable basis. Any request for additional compensation under this Section 9.17 shall be paid by East Coast within thirty (30) days of the receipt by East Coast of the notice described in this Section 9.17(b).

         The parties hereto have caused this Agreement to be duly executed as of the day and year first above written.

                                  EAST COAST POWER L.L.C.

                                      By: /s/ J. M. BOLLINGER
                                         ---------------------------------------

                                      Name:   J.M. Bollinger
                                           -------------------------------------
                                      Title:  President -- Generating
                                            ------------------------------------

                                      Address for Notices:

                                      711 Louisiana Street
                                      Houston, Texas 77002

                                      Telecopier No.: (713) 345-7902
                                      Telephone No.:  (713) 345-9722
                                      Attention:  J. M. Bollinger

                                       ENRON CORP.



                                       By:  /s/ ANDREW S. FASTOW
                                          --------------------------------------
                                       Name:    Andrew S. Fastow
                                       Title:   Senior Vice President and
                                                Chief Financial Officer

                                       Address for Notices:

                                       1400 Smith Street
                                       Houston, Texas 77002

                                       Telecopier No.: (713) 646-4039
                                       Telephone No.:  (713) 853-1939
                                       Attention:
                                                 -------------------------------

                                 LENDERS AND LENDER PARTICIPATION PERCENTAGES:

                                        ENRON CORP.



                                           By:  /s/ ANDREW S. FASTOW
                                              ---------------------------------
                                           Name:    Andrew S. Fastow
                                           Title:   Senior Vice President and
                                                    Chief Financial officer

                                           Address for Notices:

                                           1400 Smith Street
                                           Houston, Texas 77002

                                           Telecopier No.: (713) 646-4039
                                           Telephone No.:  (713) 853-1939
                                           Attention:
                                                     --------------------------

                                           Lender Participation Percentage: 51%

                                        EL PASO ENERGY CORPORATION


                                           By: /s/ C. D. RICE
                                              ---------------------------------
                                           Name:   C. D. Rice
                                                -------------------------------
                                           Title:  Vice President and Treasurer
                                                 ------------------------------

                                           Address for Notices:



                                           Telecopier No.:
                                           Telephone No.:
                                           Attention:
                                                     --------------------------

                                           Lender Participation Percentage: 49%

                               LENDERS AND LENDER PARTICIPATION PERCENTAGES:

                                        ENRON CORP.



                                            By:
                                            Name:  Andrew S. Fastow
                                            Title: Senior Vice President and
                                                   Chief Financial officer

                                            Address for Notices:

                                            1400 Smith Street
                                            Houston, Texas 77002

                                            Telecopier No.: (713) 646-4039
                                            Telephone No.:  (713) 853-1939
                                            Attention:

                                            Lender Participation Percentage: 51%

                                        EL PASO ENERGY CORPORATION


                                            By:
                                               --------------------------------
                                            Name:
                                                 ------------------------------
                                            Title:
                                                  -----------------------------

                                            Address for Notices:



                                            Telecopier No.:
                                            Telephone No.:
                                            Attention:
                                                      -------------------------
                                            Lender Participation Percentage: 49%